                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-A
                             ___________________________

                  For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934

                           CenterPoint Properties Trust

--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)

             Maryland                                   36-3910279
--------------------------------------------------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois                      60523-1501
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:

333-49359              (if applicable).
-----------------------

Securities to be registered pursuant to Section 12(b) of the Act:

    TITLE OF EACH CLASS          NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED          EACH CLASS IS TO BE REGISTERED
    --------------------         -------------------------------

   % Series B Convertible           New York Stock Exchange
Cumulative Redeemable Preferred
Shares, par value $.001


Securities to be registered pursuant to Section 12(g) of the Act:

                                None
------------------------------------------------------------------------------
                            (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED:

            % SERIES B CONVERTIBLE CUMULATIVE REDEEMABLE PREFERRED SHARES

The securities of CenterPoint Properties Trust (the "Registrant") to be
registered on the New York Stock Exchange, Inc. are    % Series B Convertible
Cumulative Redeemable Preferred Shares, $.001 par value, $50.00 liquidation preference ("Series B Preferred Shares").

     Incorporated by reference in this Registration Form are:

     - description of the general terms and provisions of preferred shares of the Registrant under the heading "Description of Shares of Beneficial Interest" set forth in the Prospectus dated April 13, 1998 (File No. 333-49359); and

     - description of the Series B Preferred Shares under the heading "Description of the Series B Preferred Shares" set forth in the Prospectus Supplement dated June 17, 1999 and filed by the Registrant on June __, 1999 pursuant to Rule 424(b) under the Securities Act.

ITEM 2.  EXHIBITS

     The following exhibits are included as part of this Registration Statement:

     EXHIBIT     DESCRIPTION
     -------     -----------
       *1.       Declaration of Trust (dated August 12, 1997) as amended by
                 Articles Supplementary for the 8.48% Series A Cumulative
                 Redeemable Preferred Shares of Beneficial Interest (dated
                 November 4, 1997)

       *2.       By-laws as amended

      **3. Articles Supplementary for the Junior Participating Preferred Shares, Series A (dated July 30, 1998)

        4. Articles Supplementary for the Series B Preferred Shares (dated June __, 1999)

        5.       Share certificate (specimen) for Series B Preferred Shares

----------------

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

** Incorporated by reference to the Registrant's Registration Statement on Form 8-K (filed on August 3, 1998).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         CENTERPOINT PROPERTIES TRUST

                                         Date:June 17, 1999



                                         By: /s/ Paul S. Fisher
                                             ----------------------------------
                                             Paul S. Fisher
                                             Executive Vice President and
                                             Chief Financial Officer (Principal
                                             Financial and Accounting Officer)

                               EXHIBIT INDEX


  EXHIBIT           DESCRIPTION
  -------           -----------

    *1. Declaration of Trust (dated August 12, 1997) as amended by Articles Supplementary for the 8,48% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (dated November 4, 1997)

    *2.             By-laws as amended

   **3. Articles Supplementary for the Junior Participating Preferred Shares, Series A (dated July 30, 1998)

     4. Articles Supplementary for the Series B Preferred Shares (dated June __, 1999)

     5.             Share certificate (specimen) for Series B Preferred Shares

________________

* Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

** Incorporated by reference from the Registrant's Registration Statement on Form 8-K (filed on August 3, 1998).